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                                                                    EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                1999        2000
                                                              ---------   ---------
Net loss....................................................  $(42,013)   $(47,704)
  Preferred dividends.......................................    (4,003)     (2,787)
  Gain on repurchase of Preferred Stock.....................     2,208
  Series C Preferred exchange inducement....................                (6,308)
                                                              --------    --------
Loss attributable to common stockholders....................  $(43,808)   $(56,799)
                                                              ========    ========
Weighted-average shares outstanding:
  Shares outstanding, beginning of period...................    41,583      41,902
  Shares issued for exercise of warrants....................        --         563
  Shares issued for employee stock and benefit plans........        88         285
  Shares issued in exchange for Series C Preferred..........        --       2,061
  Shares issued to equity investors.........................        --       3,641
                                                              --------    --------
Weighted-average shares outstanding.........................    41,671      48,452
                                                              --------    --------
Loss per share attributable to common stockholders..........  $  (1.05)   $  (1.17)
                                                              ========    ========
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